Exhibit 99.2
Taleo Corporation
Condensed Consolidated Balance Sheets
(All amounts in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2006	2006	2006	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$58,785	$52,989	$63,050	$62,731	$59,346
Restricted cash	2,722	972	961	779	1,110
Accounts receivable	25,952	24,230	17,070	20,517	15,026
Prepaid expenses and other current assets	3,657	4,906	3,729	4,021	3,010
Investment credit receivable	4,395	4,010	3,461	2,815	4,944

Total current assets	95,511	87,107	88,271	90,863	83,436

Property and equipment, net	12,928	12,748	12,210	6,924	7,129
Restricted Cash	1,048	1,053	1,048	1,248	936
Other assets	1,448	435	274	382	283
Goodwill	6,028	6,027	6,027	6,027	5,947
Other Intangibles, net	457	541	791	1,040	1,289

Total assets	$117,420	$107,911	$108,621	$106,484	$99,020

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Capital lease obligation, current	$381	$501	$602	$581	$583
Accounts payable and accrued liabilities	18,708	13,579	14,918	11,267	13,063
Contingent shares issuable	—	80	80	80	81
Customer deposits	80	1,152	1,654	2,397	342
Deferred revenue	18,547	16,149	16,415	17,724	10,870

Total current liabilities	37,716	31,461	33,669	32,049	24,939

Customer deposits and long term deferred revenue	360	303	303	187	114
Other liabilities	1,101	889	105	129	155
Capital lease obligation, non-current	17	46	95	256	399
Class B redeemable common stock	—	—	—	—	—

Total liabilities	39,194	32,699	34,172	32,621	25,607

Exchangeable share obligation	796	833	1,352	1,713	1,715

Stockholders’ equity:
Capital stock	—	—	—	—	—
Additional paid-in capital	133,610	130,621	128,518	125,934	124,947
Accumulated deficit	(56,329)	(56,880)	(56,123)	(54,295)	(53,701)
Deferred compensation	—	—	—	—	(21)
Treasury Stock	(158)	(86)	—	—	—
Accumulated other comprehensive income	307	724	702	511	473

Total Stockholders’ equity	77,430	74,379	73,097	72,150	71,698

Total liability and stockholders’ equity	$117,420	$107,911	$108,621	$106,484	$99,020

Taleo Corporation
Condensed Consolidated Statements of Operations
(All amounts in thousands except per share data)

	Three Months Year Ended		Twelve Months Year Ended
	December 31		December 31
	2006	2005	2006	2005
Revenue:
Application	$21,616	$17,206	$79,137	$63,296
Consulting	4,908	3,837	17,906	15,114

Total revenue	26,524	21,043	97,043	78,410

Cost of revenue (note 1):
Application	4,922	3,969	18,485	15,449
Amortization of acquired intangibles	84	249	832	970

Total cost of application revenue	5,006	4,218	19,317	16,419
Consulting	3,168	3,192	12,785	11,058

Total cost of revenue	8,174	7,410	32,102	27,477

Gross profit	18,350	13,633	64,941	50,933

Operating expenses (note 1):
Sales and marketing	7,819	5,903	29,482	22,544
Research and development	5,031	4,830	19,475	16,687
General and administration (note 2)	5,547	2,383	21,113	10,725
Restructuring costs and other charges	(12)	—	414	804

Total operating expenses	18,385	13,116	70,484	50,760

Income / (loss) from operations	(35)	517	(5,543)	173

Other income / (expense):
Interest income	659	578	2,891	873
Other income (expense)	(40)	(54)	(107)	(1,273)
Fees for early extinguishment of debt	—	(726)	—	(2,264)

Total other income / (expense)	619	(202)	2,784	(2,664)

Income / (loss) before provision for income tax	584	315	(2,759)	(2,491)
Provision / (benefit) for income taxes	33	4	(131)	4

Net Income / (loss)	$551	$311	$(2,628)	$(2,495)

Accretion of dividends and issuance cost on preferred stock	—	(388)	—	(2,984)

Net income / (loss) attributable to Class A common stockholders	$551	$(77)	$(2,628)	$(5,479)

Net income / (loss) attributable to Class A common stockholders — basic	$0.03	$(0.00)	$(0.13)	$(1.19)

Net income / (loss) attributable to Class A common stockholders — fully diluted	$0.02	$(0.00)	$(0.13)	$(1.19)

Weighted average Class A common shares — basic	21,667	18,168	20,031	4,619

Weighted average Class A common shares — fully diluted	25,848	18,168	20,031	4,619

NOTES

1. Includes share-based payments expense pursuant to adoption of SFAS 123R as of January 1, 2006.
Application COS	$49		$192
Service COS	63		222

COS Subtotal	112		414

Sales & Marketing Operating Cost	298		1,048
R&D Operating Cost	200		694
G&A Operating Cost	499		2,348

SG&A Subtotal	997		4,090

Total share-based payments expense	$1,109		$4,504

2. Includes $366 of stock compensation expense under SFAS 123 related to a warrant issued to an external consultant in the fiscal year ended December 31, 2005.
Reconciliation of GAAP net income/(loss) and non-GAAP net income:

	Three Months Year Ended		Twelve Months Year Ended
	December 31		December 31
	2006	2005	2006	2005
GAAP net income/(loss) reported above	$551	$(77)	$(2,628)	$(5,479)
Add back:
Restructuring costs and other charges	(12)	—	414	804
Loss on disposal of fixed assets	—	—	181	—
Stock compensation expense	—	—	—	366
Share-based compensation expense (SFAS 123(R))	1,109	—	4,504	—
Amortization of acquired intangibles	84	249	832	970
Fees for early retirement of indebtedness	—	31	—	1,569
Write-off of unamortized indebtedness fees	—	695	—	695
Net adjustment for tax valuation allowances	(184)	—	(367)	—
Accretion of dividends and issuance costs on preferred stock	—	388	—	2,984

	997	1,363	5,564	7,388

Non-GAAP net income	$1,548	$1,286	$2,936	$1,909

Non-GAAP net income per share
Basic	$0.07	$0.07	$0.15	$0.41

Basic, pro forma as adjusted	$0.07	$0.06	$0.13	$0.11

Fully Diluted	$0.06	$0.05	$0.11	$0.09

Reconciliation of basic and diluted share count:
Basic	21,667	18,168	20,031	4,619

Add: Weighted Average — Series B Common Stock	1,874	4,038	3,140	4,038
Weighted Average — Preferred Stock	0	402	0	9,351
Weighted Average — Warrants & Options	2,307	2,108	2,475	2,305

Diluted	25,848	24,716	25,646	20,313

Less: Weighted Average — Warrants & Options	(2,307)	(2,108)	(2,475)	(2,305)

Basic, pro forma as adjusted	23,541	22,608	23,171	18,008